Exhibit 99

EnSync Energy Reports Fiscal Year 2017 Results

Management to Host Conference Call Today at 4:30 p.m. EDT (3:30 p.m. CDT)

MILWAUKEE, September 20, 2017 -- EnSync, Inc. (NYSE American: ESNC), dba EnSync Energy Systems, a leading developer of innovative distributed energy resources (DERs), today announced results for the fiscal year 2017, ended June 30, 2017.

Recent Highlights

•	Fiscal 2017 revenues of $12.5 million increased by 6 times that of fiscal 2016 revenues of $2.1 million;
•	In fiscal year 2017, EnSync Energy sold 12 power purchase agreements (PPAs) across both commercial and industrial (C&I), as well as residential, applications including Spectrum (formerly Time Warner), University of the Nations, Easter Seals, and the Villages of Kapolei;
•	Introduced DER Flex™, EnSync Energy's proprietary technology that enables aggregation and monetization of distributed energy resources, such as solar and energy storage, in utility and ISO markets;
•	Non-PPA deployments of the Matrix Energy Management platform and DER Flex Internet of Energy software occurred with key customers, including Schneider Electric, ENMAX, a major utility in Calgary, Alberta, the Chemehuevi Native American tribe's community center in San Bernardino County, and the Alliance for Sustainable Colorado in Denver;
•	Signed collaboration agreement with Schneider Electric to explore distributed energy resource technology and market opportunities;
•	Announced an expanded focus on the utility market segment through the creation of a utility market vertical in the company;
•	Designed and managed the Smart Energy Microgrid Marketplace on-site microgrid demonstration system at Solar Power International (SPI), one of North America's biggest solar trade conferences;
•	Initial deployment of the EnSync Energy SuperModule™, 20-foot containers that can quickly be placed and connected at the site, containing both power controls and energy storage;

•	Acquired DCfusion, a direct-current (DC) system consulting, engineering and policy expertise firm which strategically aligns with EnSync Energy's technologies and target markets;
•	The Company's backlog as of today totals approximately $13.0 million in estimated value at time of sale, up 125% from the Q4 2016 earnings call; and
•	Cash balance at the end of June 2017 was $11.8 million.

Management Discussion

"Our commercialization strategy of selling custom designed distributed energy resource systems or DERs, is fundamentally solid. We have outstanding project development and sales capabilities, innovative and differentiated products like the Matrix Energy Management System and DER Flex, our Internet of Energy platform, and an assortment of storage alternatives that meet virtually any combination of applications you would ever need to perform," commented Brad Hansen, President and Chief Executive Officer of EnSync Energy Systems. "We continue to see an expanding market for our DER systems for commercial and industrial, and microgrid installations, whether financed, owned and operated through power purchase agreements, or directly sold to an end customer. We are pleased with the progress made in such a short period of time, including an expanding pipeline in both Hawaii and California, collaborations in place with industry leaders such as Schneider Electric, and the launch of products to address the utility market. We look forward to continued growth in fiscal 2018 and beyond."

Mr. Hansen continued, "The expansion and success of our business model during fiscal 2017 helped drive a six time increase in revenues, as we successfully sold 12 PPA projects that we had developed in Hawaii. These projects included key collaborations with Spectrum (formerly Time Warner), University of Nations, Easter Seals, and Villages of Kapolei, and supported key Hawaiian industries such as agriculture, food processing, telecommunications, hospitality, education, real estate and nonprofit. The market for our solutions continues to remain robust within Hawaii, with current backlog as of today up more than 125% from the Q4 2016 earnings call."

Mr. Hansen concluded, "Fiscal 2017 was a year of many records and accomplishments, while also positioning EnSync for continued growth into the future. In particular, we believe our collaboration with Schneider Electric to deploy systems to address the changing grid landscape through DER deployments provides an exciting opportunity to work with one of the largest companies in the industry. Additionally, we are also enthusiastic about our entry into the utility vertical. Our goal for the year is to penetrate more utilities and ISOs for asset management, utilizing our DER Flex technology, and leverage that success to other products and services in fiscal 2019 and beyond. Overall, our project pipeline is robust and with our addition of the California market and contribution from our efforts with the utility market vertical, we are well positioned to meet our growth initiatives."

Financial Results

Total revenue for the fourth quarter was $3.1 million compared to $1.3 million in the year ago period. Total revenue for the fiscal year ended June 30, 2017 was $12.5 million compared to $2.1 million in fiscal 2016. The increase in revenue this year is primarily attributable to the company's shift to a PPA-based sales model where the company successfully sold 12 PPA projects for a total of $17.2 million, 11 of which had at least partial revenue recognition during fiscal 2017 as we progressed on constructing and commissioning those projects. In addition to the PPA sales, revenue was also recognized from system sales of the Company's Matrix Energy Management System and DER Flex platform.

Total costs and expenses for the fourth quarter were $7.1 million compared to $7.0 million in the year ago period. Total costs and expenses during fiscal 2017 were $30.0 million, compared to $20.1 million for the fiscal year 2016. The cost of product sales, which includes the cost of goods sold for the revenue recognized on PPA projects as they are constructed, was $2.9 million for the quarter and $12.6 million for fiscal 2017. In the fourth quarter our gross margin on product sales revenue was 5.5%.

Advanced Engineering and Development costs decreased to $4.8 million in the fiscal 2017, compared to $6.2 million in the year ago period. Selling, General and Administrative costs totaled $11.1 million in fiscal 2017, compared to $9.0 million during fiscal 2016. The Company intends to hold at or below these levels going forward.

The Company derecognized a deferred revenue liability of $13.3 million tied to the now-terminated SPI supply agreement and recognized non-operating gain of $13.3 million pertaining to the same event.

Net loss attributable to common shareholders was $(4.4) million, or $(0.09) per basic and diluted share, for fiscal 2017, compared to $(18.2) million, or $(0.39) per basic and diluted share, in fiscal 2016.

Cash balance at June 30, 2017 was $11.8 million compared to $17.2 million at June 30, 2016.

Estimated backlog value for PPA projects, components and systems as of the date of this announcement is approximately $13.0 million.

Conference Call Information

Date: Wednesday, September 20, 2017
Time: 4:30 p.m. ET (3:30 p.m. CT)
Domestic participant dial in #: (877) 870-4263 or (412) 317-0790
Conference code #: 10112129

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Interested parties can also listen to a live internet webcast available in the investor section of the Company's website at www.ensync.com.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10112129, through September 27, 2017. A webcast replay will be available in the investor section of the Company’s website at www.ensync.com for 90 days.

About EnSync Energy Systems

EnSync, Inc. (NYSE American: ESNC), dba EnSync Energy Systems (EnSync Energy), is creating the future of electricity with innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms. EnSync Energy ensures the most cost-effective and resilient electricity, delivered from an electrical infrastructure that prioritizes the use of all available resources, such as renewables, energy storage and the utility grid. As project developer, EnSync Energy's distinctive engagement methodology encompasses load analysis, system design consulting, and technical and financial modeling to ensure energy systems are sized and optimized to meet our customers' objectives for value and performance. Proprietary direct current (DC) power control hardware, energy management software, and extensive experience with numerous energy storage technologies uniquely positions EnSync Energy to deliver fully integrated systems that provide for efficient design, procurement, commissioning, and ongoing operation. EnSync Energy's IOE control platform adapts easily to ever-changing generation and load variables, as well as changes in utility prices and programs, ensuring the means to make or save money behind-the-meter, while concurrently providing utilities the opportunity to use DERs for an array of grid enhancing services. In addition to direct system sales, EnSync Energy includes power purchase agreements (PPAs) in its portfolio of offerings, which enables electricity savings for customers and provides a stable financial yield for investors. EnSync Energy is a global corporation, with joint venture Meineng Energy in AnHui, China, and energy project development subsidiary Holu Energy LLC in Hawaii, and DCfusion LLC, a power system engineering and design, consultancy and policy firm. For more information, visit www.ensync.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding project completion timelines, our ability to monetize our PPA assets, statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy, Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our historical and anticipated future operation losses and our ability to continue as a going concern; our ability to raise the necessary capital to fund our operations and the risk of dilution to shareholders from capital raising transactions; our ability to successfully commercialize new products, including our Matrix TM Energy Management, DER Flex TM, DER Supermodule TM, and Agile TM Hybrid Storage Systems; our ability to lower our costs and increase our margins; our product, customer and geographic concentration, and lack of revenue diversification; the length and variability of our sales cycle; our dependence on governmental mandates and the availability of rebates, tax credits and other economic incentives related to alternative energy resources and the regulatory treatment of third-party owned solar energy systems; and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:
Lytham Partners, LLC
Robert Blum, Joseph Diaz, or Joe Dorame
(602) 889-9700

EnSync Media Contact:
Michelle Montague
(262) 735-5676

EnSync, Inc.

Consolidated Statements of Operations

	Three months ended June 30,		Year ended June 30,
	2017	2016	2017	2016
Revenues
Product sales	$3,050,549	$1,179,865	$12,319,184	$1,730,851
Engineering and development	-	104,783	175,000	369,172
Total revenues	3,050,549	1,284,648	12,494,184	2,100,023

Costs and expenses
Cost of product sales	2,882,600	3,092,140	12,586,458	3,486,542
Cost of engineering and development	-	225,342	937,725	583,137
Advanced engineering and development	1,336,514	1,144,786	4,829,840	6,234,083
Selling, general and administrative	2,777,265	2,310,779	11,109,038	9,038,602
Depreciation and amortization	97,293	202,685	551,680	772,332
Total costs and expenses	7,093,672	6,975,732	30,014,741	20,114,696

Loss from operations	(4,043,123)	(5,691,084)	(17,520,557)	(18,014,673)

Other income (expense)
Equity in loss of investee company	(46,082)	(72,473)	(217,898)	(242,902)
Interest income	8,225	12,793	41,661	46,438
Interest expense	(13,255)	(12,131)	(50,474)	(51,825)
Other income	6,973	(76,437)	15,405	-
Gain on termination of SPI Supply Agreement	13,290,000	-	13,290,000	-
Total other income (expense)	13,245,861	(148,248)	13,078,694	(248,289)

Income (loss) before benefit for income taxes	9,202,738	(5,839,332)	(4,441,863)	(18,262,962)

Benefit for income taxes	-	-	-	(468)
Net income (loss)	9,202,738	(5,839,332)	(4,441,863)	(18,262,494)
Net loss attributable to noncontrolling interest	81,265	108,847	352,327	386,436
Net income (loss) attributable to EnSync, Inc.	9,284,003	(5,730,485)	(4,089,536)	(17,876,058)
Preferred stock dividend	(81,246)	(73,605)	(313,286)	(291,995)
Net income (loss) attributable to common shareholders	$9,202,757	$(5,804,090)	$(4,402,822)	$(18,168,053)

Net income (loss) per share
Basic and diluted	$0.19	$(0.12)	$(0.09)	$(0.39)

Weighted average shares - basic and diluted	48,675,937	47,682,008	48,070,993	47,156,928

EnSync, Inc.

 Consolidated Balance Sheets

	June 30, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$11,782,962	$17,189,089
Accounts receivable, net	469,906	172,633
Inventories, net	2,482,013	1,869,942
Prepaid expenses and other current assets	239,340	600,591
Customer intangible assets	8,249	76,293
Note receivable	171,140	171,140
Costs and estimated earnings in excess of billings	87,318	-
Deferred PPA project costs	-	5,690,307
Deferred customer project costs	104,800	419,765
Project assets	114,971	1,190,853
Total current assets	15,460,699	27,380,613
Long-term assets:
Property, plant and equipment, net	3,446,253	3,889,106
Investment in investee company	1,947,728	2,165,626
Goodwill	809,363	809,363
Right of use assets-operating leases	150,214	27,264
Total assets	$21,814,257	$34,271,972

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$317,497	$332,707
Accounts payable	487,185	569,226
Billings in excess of costs and estimated earnings	456,950	-
Accrued expenses	743,948	501,031
Customer deposits	90,876	201,352
Accrued compensation and benefits	396,890	257,087
Total current liabilities	2,493,346	1,861,403
Long-term liabilities:
Long-term debt, net of current maturities	740,586	1,057,720
Deferred revenue	422,638	13,290,000
Other long-term liabilities	249,920	25,789
Total liabilities	3,906,490	16,234,912

Commitments and contingencies (Note 15)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value), 3,000 shares authorized and issued, 2,300 shares outstanding, preference in liquidation of $5,631,086 and $5,317,800 as of June 30, 2017 and June 30, 2016, respectively	23	23
Series C convertible preferred stock ($0.01 par value, $1,000 face
value), 28,048 shares authorized, issued, and outstanding, preference in liquidation of $12,276,682 and $12,719,260 as of June 30, 2017 and June 30, 2016, respectively	280	280
Common stock ($0.01 par value), 300,000,000 authorized,
55,200,963 and 47,752,821 shares issued and outstanding as of June 30, 2017 and June 30, 2016, respectively	1,260,324	1,185,843
Additional paid-in capital	141,822,317	137,585,233
Accumulated deficit	(124,639,644)	(120,550,108)
Accumulated other comprehensive loss	(1,584,578)	(1,585,583)
Total EnSync, Inc. equity	16,858,722	16,635,688
Noncontrolling interest	1,049,045	1,401,372
Total equity	17,907,767	18,037,060
Total liabilities and equity	$21,814,257	$34,271,972

EnSync, Inc.

 Consolidated Statements of Cash Flows

	Year ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(4,441,863)	$(18,262,494)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	483,636	679,303
Amortization of customer intangible assets	68,044	93,029
Stock-based compensation, net	2,145,765	1,274,616
Impairment of PPA project costs	-	1,890,357
Equity in loss of investee company	217,898	242,902
Provision for inventory reserve	182,647	(102,651)
Gain on sale of property and equipment	(1,911)	-
Interest accreted on note receivable	(12,000)	(12,033)
Gain on termination of SPI Supply Agreement	(13,290,000)	-
Changes in assets and liabilities
Accounts receivable	(297,273)	(59,540)
Inventories	(794,718)	(569,174)
Prepaids and other current assets	361,405	(154,470)
Costs and estimated earnings in excess of billings	(87,318)	-
Deferred PPA project costs	5,690,307	(7,580,664)
Deferred customer project costs	314,965	(419,765)
Project assets	1,075,882	(1,003,631)
Accounts payable	(82,041)	(487,518)
Billings in excess of costs and estimated earnings	456,950	-
Accrued expenses	198,147	(749,667)
Customer deposits	(110,476)	(975,803)
Accrued compensation and benefits	139,803	21,736
Deferred revenue	422,638	13,290,000
Other long-term liabilities	145,013	-
Net cash used in operating activities	(7,214,500)	(12,885,467)
Cash flows from investing activities
Cash paid for business combination	-	(225,829)
Change in restricted cash	-	60,193
Expenditures for property and equipment	(46,366)	(406,917)
Proceeds from sale of property and equipment	8,432	-
Payments from note receivable	12,000	-
Net cash used in investing activities	(25,934)	(572,553)
Cash flows from financing activities
Payment of financing costs	-	(261,982)
Repayments of long term debt	(332,344)	(319,607)
Proceeds from equipment financing	-	331,827
Payments for finance leases	-	(13,521)
Proceeds from issuance of preferred stock	-	13,300,000
Proceeds from issuance of common stock	2,095,840	6,800,000
Proceeds from the exercise of stock options	69,960	-
Contributions of capital from noncontrolling interest	-	53,614
Net cash provided by financing activities	1,833,456	19,890,331
Effect of exchange rate changes on cash and cash equivalents	851	(683)
Net increase (decrease) in cash and cash equivalents	(5,406,127)	6,431,628
Cash and cash equivalents - beginning of year	17,189,089	10,757,461

Cash and cash equivalents - end of year	$11,782,962	$17,189,089

Supplemental disclosures of cash flow information:
Cash paid for interest	$51,134	$47,568
Supplemental noncash information:
Right of use asset obtained in exchange for new operating lease	122,950	41,048
Asset retirement obligation	-	18,527